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             ARTICLES OF AMENDMENT AND RESTATEMENT

                               OF

                   AMERICAN GROWTH FUND, INC.


     AMERICAN GROWTH FUND, INC., a Maryland corporation (the Corporation"), HEREBY CERTIFIES:

     1. The name of the Corporation is AMERICAN GROWTH FUND, INC. The Corporation desires to amend and restate its charter (the "Charter") as currently in effect. The original Articles of Incorporation were approved and received by the State Tax Commission of Maryland on July 16, 1958.

     2. Pursuant to Section 2-609 of the Maryland Corporations and Associations Code, these Articles of Amendment and Restatement restate and integrate and further amend the provisions of the Articles of Incorporation of the Corporation.

     3. The text of the Charter of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

         AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF
                   AMERICAN GROWTH FUND, INC.

                          ARTICLE FIRST

          The name of the corporation (hereinafter called the Corporation) is American Growth Fund, Inc.

                          ARTICLE SECOND

          The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, are as follows:

          (1)  To hold, invest and reinvest its funds, and in connection
therewith to hold part      or all of its funds in cash, and to purchase
or otherwise acquire, hold for investment or      otherwise, sell, assign,
negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the
purposes of this      Article, without limitation of the generality
thereof, be deemed to include any stocks,

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     shares, bonds, debentures, notes, mortgages or other obligations, and
any certificates,      receipts, warrants or other instruments representing
rights to receive, purchase or      subscribe for the same, or evidencing
or representing any other rights or interests therein,      or in any
property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or
subdivisions      thereof; and to exercise, as owner or holder of any
securities, all rights, powers and      privileges in respect thereof; and
to do any and all acts and things for the preservation,      protection,
improvement and enhancement in value of any and all such securities.

          (2)  To issue and sell shares of its own capital stock in such
amounts and on such      terms and conditions, for such purposes and for
such amount or kind of consideration      (including, without limitation
thereto, securities) now or hereafter permitted by the laws of
Maryland and by these Articles of Incorporation, as its Board of Directors
may determine;      provided, however, that the consideration per share to
be received by the Corporation      upon the sale of any shares of its
capital stock shall not be less than the net asset value per      share of
such capital stock outstanding at the time as of which the computation of
such net      asset value shall be made.

          (3)  To purchase or otherwise acquire, hold, dispose of, resell,
transfer, reissue or      cancel (all without the vote or consent of the
stockholders of the Corporation) shares of      its capital stock, in any
manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation.

          (4)  To conduct its business in all of its branches at one or
more offices in      Maryland and elsewhere in any part of the world,
without restriction or limit as to extent.

          (5)  To carry out all or any of the foregoing objects and
purposes as principal or      agent, and alone or with associates or, to
the extent now or hereafter permitted by the      laws of Maryland, as a
member of, or as the owner or holder of any stock of, or shares of interest in, any firm, association, corporation, trust or syndicate; and
in connection      therewith to make or enter into such deeds or contracts
with any persons, firms,      associations, corporations, syndicates,
governments or subdivisions thereof, and to do      such acts and things
and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

          (6)  To do any and all such further acts and things and to
exercise any and all such      further powers as may be necessary,
incidental, relative, conducive, appropriate or      desirable for the
accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

          The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the

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meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have the power to carry on within the State of Maryland any business whatsoever the carrying on to which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

                          ARTICLE THIRD
           The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 32 South Street, Baltimore, Maryland 21202.

          The Corporation's resident agent is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                          ARTICLE FOURTH

               (1) The total number of shares which the Corporation has authority to issue is fifty million (50,000,000) shares of capital stock of the par value of one cent ($0.01) each, having an aggregate par value of five hundred thousand dollars ($500,000). Until its name may be changed pursuant to Paragraph 3 of this Article Fourth or any of such shares are reclassified pursuant to Paragraph 2 hereof, all such shares shall be of one series which shall bear the same name as that of the Fund. Until the Board of Directors may reclassify any of such shares pursuant to Paragraph 2 of this Article Fourth, all shares of the Corporation's common stock shall be of one class, designated "Class D Common Stock."

               (2) The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified) into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of or rights to require redemption of such shares of capital stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

               (3) The Board of Directors may change the name or other designation of any series or class of shares of capital stock whether or not shares of such series or class are issued and outstanding, provided that such change in name or other designation does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

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               (4)  Each series of stock of the Corporation shall relate
to a separate portfolio of investments. All shares of stock within each series shall be identical except that there may be variations among the different series, including, without limitation, as to the purchase price, determination of net asset value, designations, preferences, conversion or other rights, voting powers, restrictions, allocations of expenses, special and relative rights and limitations as to dividends and on liquidation, qualifications or terms or conditions of or rights to require redemption of such shares of stock.

                    (a)  Except as the Board of Directors otherwise may
provide      when classifying or reclassifying any shares of stock into
separate series, all consideration      received by the Corporation for the
issue or sale of shares of stock of a particular series,      together with
all assets in which such consideration is invested or reinvested, all
income,      earnings, profits, and proceeds received thereon, including
any proceeds derived from the      sale, exchange or liquidation of such
assets, any funds or payments derived from any      reinvestment of such
proceeds, and any assets, income, earnings, profits, and proceeds thereof, funds or payments that are not readily identifiable as belonging
to any particular      series ("General Assets")  allocated to a series,
shall constitute assets of that series, in      contrast to other series
(subject only to the rights of creditors) and are herein referred to as assets "belonging to" that series.  Except as herein expressly provided,
any General      Assets shall be allocated by or under the supervision of
the Board of Directors to and      among any one or more of the series
established and designated from time to time, in such      manner and on
such basis as the Board of Directors, in its sole discretion, deems fair
and      equitable.  Such decisions by the Board of Directors shall be final and conclusive.

                    (b)  The assets belonging to each series of stock shall
be charged      with the liabilities of the Corporation in respect of that
series and with all expenses, costs,      charges, and reserves
attributable to that series.  Such liabilities, expenses, costs, charges, and reserves, together with any liabilities, expenses, costs, charges,
or reserves of the      Corporation that are not readily identifiable as
belonging to any particular series ("General      Liabilities") allocated
to that series, shall constitute the liabilities of that series, in
contrast      to other series, and are herein referred to as "belonging to"
that series.  Except as herein      expressly provided, any General
Liabilities shall be allocated by or under the supervision of      the
Board of Directors to and among any one or more of the series established
and      designated from time to time, in such manner and on such basis as
the Board of Directors,      in its sole discretion, deems fair and
equitable.  Such decisions by the Board of Directors      shall be final
and conclusive.

               (5) Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

               (6)  Unless otherwise expressly provided in the charter of the
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Corporation, including any Articles Supplementary thereto, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such
classes and series.   Dividends and distributions with respect to a series
may be declared or paid only out of the net assets belonging to that series. Dividends on a class or series may be declared or paid only out of the net assets of that class or series.
               (7) Unless otherwise expressly provided in the charter of the
Corporation, including any Articles Supplementary thereto, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that
(a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirements as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to clause (c) below, the shares of all other classes and series not entitled to a separate class vote as a single class, and (c) as to any matter which does not affect the interests of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes or series, if any, shall be entitled to vote.

               (8) The presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the shareholders. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned. Cumulative voting shall not be allowed at any meeting of the stockholders of this Corporation.

               (9) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary thereto, subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

               (10) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, or any rules, regulations and orders

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issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of capital stock of the Corporation entitled to vote thereon (or a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).

               (11) Unless otherwise expressly provided in the charter of the
Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation; provided, however, that in the event the capital stock of the Corporation shall be classified or reclassified into series, holders of any shares of capital stock within such series shall be entitled to share ratably (after taking into account are expenses attributable to any separate clauses of such series) out of the assets belonging to such series.

               (12) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

               (13) Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends.
               (14) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

               (15) Any reference to "shares," "stock" or "shares of stock" in these Articles of Incorporation shall be deemed to refer, unless the context otherwise requires, to the shares of each separate class and/or series. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include these Articles of Incorporation as amended, supplemented and restated from time to time whether by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

                          ARTICLE FIFTH

          The number of Directors of the Corporation shall be five, and the names of those who shall act as such until their successors are duly chosen and qualified are as follows:
          Robert D. Brody
          Michael J. Baum, Jr.
          Eddie R. Bush
          Don S. Strauss
          Harold Rosen

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          However, the By-Laws of the Corporation may fix the number of
Directors at a number greater or less than that named in these Articles of Incorporation, provided that in no case shall the number of Directors be less than three, and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or by the By-Laws within a limit specified in the By-Laws and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the Corporation, the Directors of the Corporation need not be stockholders therein.

                          ARTICLE SIXTH

          The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and stockholders.

               (1) The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.

               (2) The holders of shares of the capital stock of the Corporation shall have the right to inspect the records, documents, accounts and books of the Corporation, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

               (3) Any Director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

               (4) If the By-Laws so provide, the Board of Directors of the Corporation shall have the power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from to time be designated by them.

               (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

               (6) Shares of stock in other corporations shall be voted by the President or
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a Vice-President, or such officer or officers of the Corporation as the
Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

               (7)  Liability and Indemnification.

                    (a)  A director and an officer, agent or employee of
the      Corporation shall be indemnified by the Corporation to the fullest
extent allowed by the      Maryland General Corporation Law (the "Maryland
Law") as it now exists and to such      increased or expanded
indemnification as may be allowed, required or permitted by any      future
amendment to the Maryland Law; and each director and officer, agent or
employee      shall also be entitled to the fullest indemnification which
is now or hereafter permitted      under any applicable law, rule,
regulation, contract, bylaw or otherwise; and such rights to indemnification shall, except as otherwise provided in the Maryland law,
not be deemed      exclusive of any other rights to which each director,
officer, agent or employee may be      entitled apart from Maryland Law.
The bylaws may also limit or restrict the      indemnification to which any
director, officer, agent or employee may be entitled.

                    (b)  Subject to any limitation imposed by the
Investment
     Company Act, to the maximum extent permitted by the General Laws of
the State of      Maryland from time to time in effect, no director or
officer of the Corporation shall be      liable to the Corporation or its
stockholders for money damages.

                    (c)  Neither the amendment of these Articles of
Incorporation      nor the repeal of any provision hereof, shall limit or
eliminate the benefits provided to      directors and officers under the
foregoing provisions in connection with any act or      omission that
occurred prior to such amendment or repeal.

                    (d)  Nothing in these Articles of Incorporation shall
be      construed to protect any director or officer of the Corporation
against any liability to the      Corporation or its shareholders to which
such director or officer would otherwise be      subject by reason of
willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

               (8) The Board of Directors of the Corporation is hereby empowered to authorize, without shareholder approval, the issuance and sale from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, in each case upon such terms and conditions and for such consideration as such Board of Directors may deem advisable, subject to such limitations as are contained in these Articles of Incorporation, the by-laws of the Corporation, the laws of the State of Maryland, and the Investment Company Act and the rules thereunder.

               (9)  Redemptions.


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                    (a)  Each holder of shares of stock of the Corporation
shall be           entitled to require the Corporation to redeem all or any
part of the shares of stock           of the Corporation standing in the
name of such holder on the books of the           Corporation, and all
shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as
in effect           from time to time as may be determined by the Board of
Directors of the           Corporation in accordance with the provisions
hereof, subject to the right of the           Board of Directors of the
Corporation to suspend the right of redemption of shares           of stock
of the Corporation or postpone the date of payment of such redemption price in accordance with the provisions of applicable law.

                    (b)  All shares of stock of the Corporation shall be
redeemable           at the option of the Corporation.  The Board of
Directors may by resolution from           time to time authorize the
Corporation to require the redemption of all or any part           of the
outstanding shares of any class or series upon such terms and conditions
as           the Board of Directors, in its discretion, shall deem
advisable, and upon the           sending of written notice thereof to each
holder whose shares are to be redeemed.

                    (c)  The redemption price of shares of stock of the
Corporation           shall be the net asset value thereof as determined
by the Board of Directors of the           Corporation or under its
direction from time to time in accordance with the           provisions of
applicable law, less such redemption or other charge, if any, as may be fixed by the Board of Directors of the Corporation.  Payment of the
redemption           price shall be made by the Corporation at such time
and in such manner as may be           determined from time to time by the
Board of Directors of the Corporation in           accordance with the
provisions of applicable law.

               (10) Any determination made in good faith and, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation (or of any class or series thereof), as to the amount of net income from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security or other asset owned or held by the Corporation (or any series thereof), as to the number of shares of the Corporation (or any class or series thereof) outstanding, as to the estimated expense to the Corporation (or any class or series thereof) in connection with purchases of its shares, as to the ability to liquidate securities in an orderly fashion, or as to any other matters, including, but not limited to those relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation (or any class or series thereof) shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation (and any class or series thereof) are issued and sold on the condition and

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understanding, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of, any shareholder, that any and all determinations shall be binding as aforesaid.

                         ARTICLE SEVENTH

     The term of existence of this Corporation shall be perpetual.

                          ARTICLE EIGHTH

     From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including amendments altering contract rights and any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation, may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH. The Corporation shall notify the stockholders in its next subsequent regular report to the stockholders of any amendment to these Articles of Incorporation.

     1. The foregoing Articles of Amendment and Restatement have been effected in the manner and by the vote required by the Corporation's Charter and the laws of the State of Maryland. Pursuant to Section 2-604 of the Maryland Corporations and Associations Code, these Articles of Amendment and Restatement were advised and approved by a majority of the entire Board of Directors of the Corporation and approved by the stockholders.

     2. The current address of the principal office of the Corporation and the name and address of the Corporation's current resident agent are as set forth in Article THIRD of the Corporation's Charter as amended and restated by these Articles of Amendment and Restatement.
     3. The number of directors of the Corporation and the names of those currently in office are as set forth in Article FIFTH of the Corporation's Charter as amended and restated by the Articles of Amendment and Restatement.

     The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 22 day of February,

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1996.


ATTEST:                       AMERICAN GROWTH FUND, INC.

/s/ D. Leann Baird                      By: Robert Brody
D. Leann Baird                       Robert Brody
Secretary                            President